                                                                   Exhibit 4.3.2
                                                                   -------------



                          WAIVER AND SECOND AMENDMENT

                                      TO

                         $15,000,000 CREDIT AGREEMENT

                                     AMONG

                            SYNBIOTICS CORPORATION,

                            THE BANKS NAMED THEREIN

                                      AND

                                   PARIBAS,
                                   AS AGENT



                               JANUARY 12, 1999

                WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT


This Waiver and Second Amendment to Credit Agreement (this "Agreement") is entered into as of January 12, 1999, by and among Synbiotics Corporation, a California corporation ("Synbiotics"), the banks referred to in the Credit Agreement (as defined below) (collectively, the "Banks") and Paribas, as agent (the "Agent"). For all purposes of this Agreement, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement, dated as of July 9, 1997, among Synbiotics, the Banks and the Agent, as amended as of March 6, 1998 (the "Credit Agreement").


                                   RECITALS
                                   --------

     A. Synbiotics and Barnes-Jewish Hospital (the "Hospital"), a Missouri not-for-profit corporation with headquarters in St. Louis, Missouri, have entered into a Settlement Agreement, Stipulation to Settlement Order Under Seal, Release and License (the "BJH Settlement") effective as of July 28, 1998, whereby Synbiotics and the Hospital have agreed to fully and finally settle all of the controversies between them as described in Schedule 4.4 of the Credit Agreement.

     B. In connection with and pursuant to the BJH Settlement, Synbiotics has issued to the Hospital two promissory notes (collectively, the "BJH Notes").

     C. Synbiotics and Prisma Acquisition Corp., a Delaware corporation ("Prisma") have combined into a single company through the statutory merger of Prisma with and into Synbiotics (the "Merger").

     D. In connection with the Merger, Synbiotics has sold and issued to BioQuest Venture Leasing Partnership, L.P., a limited partnership organized under the laws of the State of Delaware ("BioQuest") a $1,000,000 convertible promissory note (the "BioQuest Note") in exchange for 482 shares of common stock of Prisma.

     E. The Agent and the Banks hereby desire to (i) waive any default under the Credit Agreement that may result from the transactions contemplated by the BJH Settlement, the Merger and the other transactions referred to in this Agreement and (ii) amend the Credit Agreement as set forth herein.


                                   AGREEMENT
                                   ---------

NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the above Recitals and as follows:

     1.   Conditions Precedent.  This Agreement shall not become effective
          --------------------
until, and shall become effective when, each of the following conditions precedent (the "Conditions Precedent") have been satisfied, to the Agent's and each of the Banks, satisfaction (the date such Conditions Precedent are satisfied, the "Closing Date"):

          1.1.  Confirmation of Covenants and Representations and Warranties.
                -------------------------------------------------------------
All of the covenants, representations, and warranties of Synbiotics contained in the Loan Documents (except as expressly modified by this Agreement) and this Agreement remain true and correct and enforceable in all respects and shall remain true and correct and enforceable in all respects after giving effect to this Agreement.

          1.2.  Closing Documents.  Synbiotics shall have delivered the
                -----------------
following documentation to each Bank and the Agent:

          (a) in order to perfect the Agent's and Banks, security interest in certain licensed patents of Synbiotics as a result of the BJH Settlement, an amendment to the Patent Security Agreement (as defined in the Security Agreement), naming the Agent as secured party with respect to all such licensed patents of Synbiotics, to be filed in the Patent and Trademark Office; and

          (b) copies of (i) the February 9, 1998 amendments to Synbiotics' by-laws, (ii) the August 4, 1998 amendments to Synbiotics, articles of incorporation and (iii) the certificate of determination, and any amendments to the certificates of determination, with respect to Synbiotics' preferred stock, if any, which shall, in each case (i), (ii) and (iii), be reasonably satisfactory to the Agent and the Banks.

          1.3.  Fees and Expenses. (a) The Agent shall have received a working
                -----------------
fee in connection with the negotiation, preparation, approval, execution and delivery of this Amendment equal to $40,000 for the account of the Agent.

     2.   Waiver.  The Agent and the Banks hereby waive any default by
          ------
Synbiotics of the following provisions of the Credit Agreement:

          2.1.  BJH Settlement.  Sections 4.5, 4.71 4.14, 4.15, 4.18, and 4.21
                --------------
of the Credit Agreement solely to the extent such default would be caused by the terms of the BJH Settlement or the preceding litigation or the contingent liability that existed before the BJH Settlement in relation to such preceding litigation.

          2.2. Plans. The first sentence of Section 4.12 of the Credit Agreement solely to the extent such default would be caused by the existence of Plans not previously disclosed to the Agent and the Banks. Synbiotics hereby represents and warrants that all Plans have been in compliance with the provisions of Section 4.12 since the Closing Date.

          2.3.  Ownership of Property.  Section 4.19 of the Credit Agreement
                ---------------------
solely to the extent such default would be caused by the failure of Synbiotics to amend Schedule 4.19 to set forth Synbiotics' leasehold interest in certain real property in Rome, New York.

          2.4.  Amended Provisions.  Any other provision of the Credit Agreement
                ------------------
which is expressly amended by this Agreement solely to the extent such default would be caused by the failure of Synbiotics to amend such provision as contemplated by this Agreement prior to such default.

     3.   Amendments.
          ----------

          3.1   Definitions. (a) The following shall be added as new definitions
                -----------
in alphabetical order to Section 1.1 of the Credit Agreement:

          "BJH Settlement" shall mean the Settlement Agreement, Stipulation to Settlement Order Under Seal, Release and License, effective as of July 28, 1998, whereby Synbiotics and the Hospital have agreed to fully and finally settle all of the controversies between them as described in Schedule 4.4 of the Credit Agreement. The terms and conditions of the BJH Settlement shall not be amended without the consent of the Agent as long as either Paribas or Imperial Bank are Banks.

          "BioQuest Note" shall mean the $1,000,000 promissory note issued by Synbiotics to BioQuest Venture Leasing Partnership, L.P., dated as of March 6, 1998, which is convertible, at the option of Synbiotics, into the common stock of Synbiotics.

          "BJH Notes" shall mean, collectively, the two promissory notes issued by Synbiotics to the Hospital in connection with and pursuant to the BJH Settlement.

          "Date-Sensitive Data" means any data of any type that includes date information or which is otherwise derived from or dependent on date information.

          "Date-Sensitive System" means any software or hardware system or component, including any electronic or electronically controlled system, that processes any Date-Sensitive Data and that is installed, in development or on order.

          "Hospital" shall mean Barnes-Jewish Hospital, a Missouri not-for-profit corporation with headquarters in St. Louis, Missouri.

          "SL Guaranty" shall mean the guaranty by the Borrower of the obligations of Serge Leterme, an employee of the Borrower, to Imperial Bank under that certain short term home purchase loan dated September 14, 1998.

          "SL Loan" shall mean the $75,000 loan made by the Borrower to Serge Leterme, an employee of the Borrower, in order to cover his relocation expenses to San Diego, California.

          (b) The defined term "Consolidated EBITDA" shall be and is hereby amended by replacing the word "and" in the seventh line thereof with 11,11 and by inserting the following language at the end thereof:

     "and (iv) with respect to the Borrower, the costs and expenses incurred by the Borrower in connection with the BJH Settlement (including without limitation the issuance of the BJH Notes) in an amount not to exceed $4,746,000; provided, however, that any loans and advances made after
                 -----------------
     October 31, 1998 by the Borrower and its Subsidiaries to their employees in accordance with Section 6.8(c) shall be deducted from Consolidated EBITDA for purposes of Section 6.1."

          (c) The defined term "Consolidated Net Income" shall be and is hereby amended by inserting the following language at the end thereof:

     "For purposes of Section 6.1(e)(ii)(b) only, the $4,746,000 in costs and expenses incurred by the Borrower in connection with the BJH Settlement shall not be deducted for purposes of determining Consolidated Net Income."

          (d) The defined term "Consolidated Tangible Net Worth" shall be and is hereby amended by inserting the following language at the end thereof:

     "For purposes of Section 6.1(e) only, (i) the amounts outstanding under the BioQuest Note shall constitute Consolidated Tangible Net Worth and (ii) the after-tax effect of the $4,746,000 costs and expenses at the time incurred by the Borrower in connection with the BJH Settlement shall be added to Consolidated Tangible Net Worth."

          (e) The defined term "Eligible Accounts Receivable" shall be and is hereby amended by inserting the following language at the end of clause (p) thereof:

     "; provided, however, that accounts from RM, an Affiliate of the Borrower, shall be considered to be Eligible Accounts Receivable to the extent provided for in clause (1) above.

          (f) The defined term "Indebtedness" shall be and is hereby amended by inserting the following language at the end thereof:

     "provided, however, that the amounts outstanding under the BioQuest Note
      -----------------
     and the BJH Notes shall not constitute Indebtedness for purposes of Section 6.1"

          3.2  Section 4.16.
               ------------

          (a) Section 4.16 of the Credit Agreement shall be and is hereby amended by inserting the following after the word "Subsidiary" in the sixth line thereof:

     ", as of the Closing Date. Schedule 4.16(b) hereto sets forth the number of authorized and issued shares of capital stock of the Borrower and each of its Subsidiaries and the registered owner(s) of each such Subsidiary, as of October 30, 1998."

          (b) Section 4.16 of the Credit Agreement shall be and is hereby further amended by replacing the word "and" on the twenty-first line thereof with "," and adding the following at the end thereof:

     ", and (iv) preferred stock purchase rights issued pursuant to any shareholder rights plan previously approved by the Agent."

          3.3  Schedule 4.19.  Schedule 4.19 of the Credit Agreement shall be
               -------------
and is hereby amended by deleting item number 4 in its entirety and inserting the following in replacement thereof:

     "4.  1721 Black River Road;        C.A. Kaplan Real Estate
          Rome, NY 13440                1300 Floyd Avenue
          315-337-6014                  Rome, NY 13440"

          3.4  Section 6.16. The following shall be added as a new Section 6.16
               ------------
to the Credit Agreement:

          "Section 6.16 Conversion of BioQuest Note.  The Borrower shall not
                        ---------------------------
repay the BioQuest Note and shall instead convert such note into the common stock of Borrower in accordance with the terms thereof."

          3.5  Section 6.1. Section 6.1(d) shall be and is hereby amended by
               -----------
deleting such section in its entirety and inserting the following in replacement therefor:

               "(d) Capital Expenditures.  Other than with respect to Prisma
                    --------------------
     Capital Expenditures, which are covered by the following sentence, the Borrower shall not make or incur (or commit to make or incur) and shall not permit any of its Subsidiaries to make or incur (or commit to make or incur) Capital Expenditures (i) in the 1998 fiscal year which exceed, in the aggregate, $1,000,000, (ii) in the 1999 fiscal year which exceed, in the aggregate, $1,000,000 in connection with the Borrower's Date-Sensitive System (the "DSS Capex") and $1,000,000 in connection with any other Capital Expenditures (the "Other Capex"), and (iii) in the 2000 fiscal year and any fiscal year thereafter which exceed, in the aggregate, $1,000,000 for such fiscal year; provided that if the maximum amount set forth above
                           --------
     for any period in clauses (ii) and (iii) exceeds the aggregate amount of Capital Expenditures made or incurred (or committed to be made or incurred) during such period (such excess, the "CE Excess"), then the maximum amount set forth above for the following period (but not any subsequent periods) shall be increased by the amount of CE Excess; provided further, that
                                                    ----------------
     calculations of CE Excess during the 1999 fiscal year shall only be made with respect to Other Capex and not DSS Capex. The Borrower shall not make or incur (or commit to make or incur) and shall not permit any of its Subsidiaries to make or incur (or commit to make or incur) Prisma Capital Expenditures other than Prisma Capital Expenditures which do not exceed, in the aggregate, $250,000 in each of the Borrower's 1998 and 1999 fiscal years; provided, however, that Prisma Capital Expenditures in the 2000
            --------
     fiscal year and any fiscal year thereafter shall be applied against the limitation set forth in clause (iii) ."

          3.5  Section 6.2. (a) Section 6.2(f) of the Credit Agreement shall be
               -----------
and is hereby (i) re-lettered as Section 6.2(i) and (ii) amended by replacing "(e)" with "(h)".

          (b) The following shall be added as new Sections 6.2(f), (g), and (h) of the Credit Agreement:

          "(f) Indebtedness under the BioQuest Note;

          (g)  Indebtedness under the BJH Notes;

          (h) Indebtedness under the SL Guaranty, provided such guaranty shall terminate on or prior to November 13, 1998;"

          3.6  Section 6.4.
               -----------

          (a) Section 6.4(b) of the Credit Agreement shall be and is hereby amended by adding the following language at the end thereof:

     "provided, however, this Section 6.4(b) shall not apply to the Borrower's
      -----------------
     acquisition of a nonexclusive license to certain patents of the Hospital, as more fully described in attachment 1 to the Second Amendment to Patent Security Agreement, dated as of October 23, 1998, between the Agent and the Borrower"

          (b) Section 6.4(c) of the Credit Agreement shall be and is hereby amended by inserting the following language at the end thereof:

     "except for the amendments to the Borrower's (i) bylaws of February 9, 1998, (ii) articles of incorporation of August 4, 1998 and (iii) certificates of determination with respect to the Borrower's preferred stock"

          3.7  Section 6.5.  Section 6.5 of the Credit Agreement shall be and is
               -----------
hereby amended by inserting the following language at the end thereof:

     "and (iii) sales of contract rights in connection with the transaction with Merial LLC allowing Merial LLC to use certain distribution channels and to receive the benefits of the Borrower's strategic position in the supply of feline leukemia virus vaccine in North America and Central America"

          3.8  Section 6.6. The introductory paragraph of Section 6.6 of the
               -----------
Credit Agreement shall be and is hereby amended by replacing "6.2(f)" with "6.2(h) or (i)".

          3.9  Section 6.7. Section 6.7 of the Credit Agreement shall be and is
               -----------
hereby amended by inserting the following language at the end thereof:

     "and (iii) the Borrower may distribute and/or redeem shares of its common stock or other equity interests (or rights to acquire other equity interests) in the Borrower pursuant to any shareholder rights plan previously approved by the Agent."

          3.10 Section 6.8. (a) Section 6.8(c) of the Credit Agreement shall be
               -----------
and is hereby amended by deleting such section in its entirety and inserting the following in replacement therefor:

     "(c) loans and advances by the Borrower and its Subsidiaries to their employees for the purpose of providing for relocation expenses."

          (b) The following shall be added as new Sections 6.8(e) and (f) of the Credit Agreement:

          "(e) subsequent to October 31, 1998 or as otherwise agreed to by the Lenders, loans and advances by the Borrower and its Subsidiaries to their employees in the ordinary course of its business not exceeding $1,000 per employee at any one time outstanding; and

          (f) the issuance of the BJH Notes and the BioQuest Note and the acquisition of Prisma Acquisition Corp., a Delaware corporation."

          3.11 Section 6.10. Section 6.10 of the Credit Agreement shall be and
               ------------
is hereby amended by inserting the following sentence at the end thereof:

     "The foregoing shall not apply to the conversion of the BioQuest Note into common stock of the Borrower or to the scheduled complete or partial forgiveness, based on time of continued service, of the SL Loan or of any other loans and advances by the Borrower and its Subsidiaries to their employees for the purpose of providing for relocation expenses."

          3.12 Section 6.11. Section 6.11 of the Credit Agreement shall be and
               ------------
is hereby amended by inserting the following language at the end thereof:

     "with the exception of the veterinary diagnostics instrumentation business of Prisma Acquisition Corp., a Delaware corporation, acquired by the Borrower"

          3.13 Schedule 4.16(b). Schedule 4.16 of the Credit Agreement shall be
               ----------------
and is hereby amended to include the schedule entitled "Schedule 4.16(b)", which is attached hereto as an additional schedule to the Credit Agreement.

     4.   Representations, Warranties and Covenants of Synbiotics.  In addition
          -------------------------------------------- ----------
to the representations and warranties contained in the Loan Documents, Synbiotics makes the following undertakings, representations and warranties to the Agent and the Banks, which undertakings, representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final satisfaction and discharge of all obligations of Synbiotics under this Agreement and under the other Loan
Documents:

          4.1  No Further Modifications.  Synbiotics expressly acknowledges and
               ------------------------
agrees that neither the Agent nor any Bank shall have any obligation, and have made no commitment, to further waive, modify or amend the Credit Agreement or other Loan Documents, except as expressly set forth in this Agreement. Except as otherwise provided in this Agreement or pursuant to the Credit Agreement, Synbiotics will not sell, assign, pledge, exchange or dispose of any of the Collateral in any manner whatsoever or attempt to do any of the foregoing or agree to any modification or cancellation of, or substitution for, any of the Collateral.

          4.2  No Default.  No Default or Event of Default under the Loan
               ----------
Documents has occurred and is continuing or will occur by giving effect hereto and the execution of this Agreement will not result in any Default, Event of Default or in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which Synbiotics is a party or by which it or its property is bound or any order of any court or administrative agency entered in any proceeding to which Synbiotics is a party or by which it or its property may be bound or to which it or its property may be subject.

     5.   Miscellaneous.
          -------------

          5.1. Notices, etc.  Any and all notices, requests, certificates and
               ------------
other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Credit Agreement without making specific reference to this Agreement but nevertheless all such references shall include this Agreement unless the context otherwise requires.

          5.2. Headings.  The descriptive headings of the various Sections or
               --------
parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          5.3.  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of California.

          5.4.  Counterparts.  The execution hereof by the parties hereto shall
                ------------
constitute a contract between the parties heretofore the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                                         SYNBIOTICS CORPORATION


                                         By:  /s/ Michael Green
                                              ----------------------
                                         Name:  Michael Green
                                         Title:  V.P. Finance


(signatures continued on next page)

                                         PARIBAS,
                                         as Agent and as a Bank


                                         By:  /s/ John W. Kopcha
                                              -----------------------
                                         Name:  John W. Kopcha
                                         Title:  Vice President


                                         By:  /s/ Marc A. Preiser
                                              -----------------------
                                         Name:  Marc A. Preiser
                                         Title:  Assistant Vice President

(signatures continued on next page)

                                         IMPERIAL BANK, as a Bank


                                         By:  /s/ Leila Ghoroghchi
                                              ------------------------
                                         Name:  Leila Ghoroghchi
                                         Title: Vice President

                                Schedule 4.16b

                      Corporate Structure; Capitalization
                      -----------------------------------
                                 (at 10/31/98)


                                Authorized             Issued
                                -----------            ------

1. Pre-Acquisition
   ---------------

Synbiotics Corporation            24,800,000            7,393,000
Common Stock

2. Post-Acquisition
   ----------------

Synbiotics Corporation            24,800,000            9,005,420
Common Stock

Synbiotics Corporation            25,000,000                  -0-
Preferred Stock

Synbiotics Europe                 47,500,000 FF        47,500,000 FF
(R.M. - Diagnostics S.A.S.)
Common Stock.